        Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                           REVOLVING CREDIT AGREEMENT


                            dated as of July 27, 1998


                                      among


                        AZTEC TECHNOLOGY PARTNERS, INC.,


          BANKBOSTON, N.A. and the other lending institutions set forth on Schedule 1 hereto


                                       and


                           BANKBOSTON, N.A., as Agent


            with BancBoston Securities Inc. having acted as Arranger

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

1.  DEFINITIONS AND RULES OF INTERPRETATION.......................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Rules of Interpretation........................................................................18

2.  THE REVOLVING CREDIT FACILITY................................................................................20
         2.1      Commitment to Lend.............................................................................20
         2.2      Commitment Fee.................................................................................20
         2.3      Reduction and/or Reallocation of Total Commitment..............................................20
                  2.3.1    Reduction of Total Commitment.........................................................20
                  2.3.2    Reallocation of Total Commitment......................................................21
         2.4      The Revolving Credit Notes.....................................................................21
         2.5      Interest on Revolving Credit Loans.............................................................21
         2.6      Requests for Revolving Credit Loans............................................................22
         2.7      Conversion Options.............................................................................22
                  2.7.1    Conversion to Different Type of Revolving Credit Loan.................................22
                  2.7.2    Continuation of Type of Revolving Credit Loan.........................................23
                  2.7.3    LIBOR Rate Loans......................................................................23
         2.8      Funds for Revolving Credit Loan................................................................23
                  2.8.1    Funding Procedures....................................................................23
                  2.8.2    Advances by Agent.....................................................................24

3.  REPAYMENT OF THE REVOLVING CREDIT LOANS......................................................................24
         3.1      Maturity.......................................................................................24
         3.2      Mandatory Repayments of Revolving Credit Loans.................................................24
         3.3      Optional Repayments of Revolving Credit Loans..................................................25

4.  THE ACQUISITION LOAN.........................................................................................25
         4.1      Commitment To Lend.............................................................................25
                  4.1.1    Commitment............................................................................25
                  4.1.2    Conditions to Advances................................................................25
         4.2      Commitment Fee.................................................................................26
         4.3      Reduction of Total Commitment..................................................................27
         4.4      The Acquisition Notes..........................................................................27
         4.5      Interest on Acquisition Loan...................................................................27
                  4.5.1    Interest Rates........................................................................27
                  4.5.2    Notification by Borrower..............................................................28
                  4.5.3    Amounts, etc..........................................................................28


         4.6      Funds for Advances.............................................................................28
                  4.6.1    Funding Procedures....................................................................28
                  4.6.2    Advances by Agent.....................................................................29
         4.7      Maturity.......................................................................................29
         4.8      Mandatory Repayments of Acquisition Loan.......................................................29
         4.9      Optional Repayments of the Acquisition Loan....................................................30

5.  LETTERS OF CREDIT............................................................................................30
         5.1      Letter of Credit Commitments...................................................................30
                  5.1.1    Commitment to Issue Letters of Credit.................................................30
                  5.1.2    Letter of Credit Applications.........................................................30
                  5.1.3    Terms of Letters of Credit............................................................31
                  5.1.4    Reimbursement  Obligations  of  Banks.................................................31
                  5.1.5    Participations of Banks...............................................................31
         5.2      Reimbursement Obligation of the Borrower.......................................................31
         5.3      Letter of Credit Payments......................................................................32
         5.4      Obligations Absolute...........................................................................33
         5.5      Reliance by Issuer.............................................................................33
         5.6      Letter of Credit Fee...........................................................................33

6.  CERTAIN GENERAL PROVISIONS...................................................................................34
         6.1      Closing Fee....................................................................................34
         6.2      Agent's Fee....................................................................................34
         6.3      Funds for Payments.............................................................................34
                  6.3.1    Payments to Agent.....................................................................34
                  6.3.2    No Offset, etc........................................................................34
         6.4      Computations...................................................................................35
         6.5      Inability to Determine LIBOR Rate..............................................................35
         6.6      Illegality.....................................................................................36
         6.7      Additional Costs, etc..........................................................................36
         6.8      Capital Adequacy...............................................................................37
         6.9      Certificate....................................................................................38
         6.10     Indemnity......................................................................................38
         6.11     Interest After Default.........................................................................38
                  6.11.1   Overdue Amounts.......................................................................38
                  6.11.2   Amounts Not Overdue...................................................................39
         6.12     Replacement Banks..............................................................................39

7.  COLLATERAL SECURITY AND GUARANTIES...........................................................................40
         7.1      Security of Borrower...........................................................................40
         7.2      Guaranties and Security of Subsidiaries........................................................40

8.  REPRESENTATIONS AND WARRANTIES...............................................................................40


         8.1      Corporate Authority............................................................................40
                  8.1.1    Incorporation: Good Standing..........................................................40
                  8.1.2    Authorization.........................................................................40
                  8.1.3    Enforceability........................................................................41
         8.2      Governmental Approvals.........................................................................41
         8.3      Title to Properties; Leases....................................................................41
         8.4      Financial Statements and Projections...........................................................41
                  8.4.1    Fiscal Year...........................................................................41
                  8.4.2    Financial Statements..................................................................41
                  8.4.3    Projections...........................................................................41
                  8.4.4    Solvency..............................................................................42
         8.5      No Material Changes, etc.......................................................................42
         8.6      Franchises, Patents, Copyrights, etc...........................................................42
         8.7      Litigation.....................................................................................42
         8.8      No Materially Adverse Contracts, etc...........................................................43
         8.9      Compliance with Other Instruments, Laws, etc...................................................43
         8.10     Tax Status.....................................................................................43
         8.11     No Event of Default............................................................................43
         8.12     Holding Company and Investment Company Acts....................................................43
         8.13     Absence of Financing Statements, etc...........................................................44
         8.14     Perfection of Security Interest................................................................44
         8.15     Certain Transactions...........................................................................44
         8.16     Employee Benefit Plans.........................................................................44
                  8.16.1   In General............................................................................44
                  8.16.2   Terminability of Welfare Plans........................................................45
                  8.16.3   Guaranteed Pension Plans..............................................................45
                  8.16.4   Multiemployer Plans...................................................................45
         8.17     Use of Proceeds................................................................................46
                  8.17.1   General...............................................................................46
                  8.17.2   Regulations U and X...................................................................46
                  8.17.3   Ineligible Securities.................................................................46
         8.18     Environmental Compliance.......................................................................46
         8.19     Subsidiaries, etc..............................................................................48
         8.20     Year 2000 Problem..............................................................................48
         8.21     Disclosure.....................................................................................48
         8.22     Capitalization Documents and Spinoff Documents.................................................49
         8.23     Chief Executive Office.........................................................................49
         8.24     Insurance......................................................................................49

9.  AFFIRMATIVE COVENANTS OF THE BORROWER........................................................................49
         9.1      Punctual Payment...............................................................................49
         9.2      Maintenance of Office..........................................................................50
         9.3      Records and Accounts...........................................................................50


         9.4      Financial  Statements,  Certificates  and  Information.........................................50
         9.5      Notices........................................................................................51
                  9.5.1    Defaults..............................................................................51
                  9.5.2    Environmental Events..................................................................52
                  9.5.3    Notification of Claim against Collateral..............................................52
                  9.5.4    Notice of Litigation and Judgments....................................................52
         9.6      Corporate Existence; Maintenance of Properties.................................................52
         9.7      Insurance......................................................................................53
         9.8      Taxes..........................................................................................53
         9.9      Inspection of Properties and Books, etc........................................................53
                  9.9.1    General...............................................................................53
                  9.9.2    Communications  with  Accountants.....................................................54
         9.10     Compliance with Laws, Contracts, Licenses and Permits..........................................54
         9.11     Employee Benefit Plans.........................................................................54
         9.12     Use of Proceeds................................................................................54
         9.13     Fair Labor Standards Act.......................................................................55
         9.14     Guarantors.....................................................................................55
         9.15     Additional  Subsidiaries.......................................................................55
         9.16     Legal Opinions.................................................................................55
         9.17     Further Assurances.............................................................................55

10.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER..................................................................56
         10.1     Restrictions on Indebtedness...................................................................56
         10.2     Restrictions on Liens..........................................................................56
         10.3     Restrictions on Investments....................................................................58
         10.4     Restricted Payments............................................................................59
         10.5     Merger, Consolidation and Disposition of Assets................................................59
                  10.5.1   Mergers and Acquisitions..............................................................59
                  10.5.2   Disposition of Assets.................................................................62
         10.6     Sale and Leaseback.............................................................................62
         10.7     Compliance with Environmental Laws.............................................................62
         10.8     Employee Benefit Plans.........................................................................63
         10.9     Business Activities............................................................................63
         10.10    Fiscal Year....................................................................................63
         10.11    Transactions with Affiliates...................................................................63
         10.12    Synthetic Leases...............................................................................64
         10.13    Modification  of  Documents  and  Charter......................................................64
         10.14    Upstream Limitations...........................................................................64
         10.15    Inconsistent Agreements........................................................................64

11.  FINANCIAL COVENANTS OF THE BORROWER.........................................................................64
         11.1     Leverage Ratio.................................................................................64
         11.2     Capital Expenditures...........................................................................65


         11.3     Debt Service...................................................................................65
         11.4     Consolidated Net Worth.........................................................................65

12.  CLOSING CONDITIONS..........................................................................................66
         12.1     Loan Documents etc.............................................................................66
                  12.1.1   Loan Documents........................................................................66
                  12.1.2   Spinoff Documents.....................................................................66
         12.2     Certified Copies of Charter Documents..........................................................66
         12.3     Corporate Action...............................................................................66
         12.4     Incumbency Certificate.........................................................................66
         12.5     Validity of Liens..............................................................................67
         12.6     Perfection Certificates and UCC Search Results.................................................67
         12.7     Pro Forma Compliance Certificate...............................................................67
         12.8     Certificates of Insurance......................................................................67
         12.9     Solvency Certificate...........................................................................67
         12.10    Opinion of Counsel.............................................................................67
         12.11    Payment of Fees................................................................................67
         12.12    Due Diligence Report...........................................................................67
         12.13    Disbursement Instructions......................................................................68
         12.14    Consents and Approvals.........................................................................68
         12.15    Consummation of Spinoff........................................................................68
         12.16    Receipt of Audited Financials..................................................................68

13.  CONDITIONS TO ALL BORROWINGS................................................................................68
         13.1     Representations True: No Event of Default......................................................68
         13.2     No Legal Impediment............................................................................68
         13.3     Governmental Regulation........................................................................69
         13.4     Proceedings and Documents......................................................................69
         13.5     Conditions to Advances of Acquisition Loan.....................................................69
                  13.5.1   Acquisition Documents.................................................................69
                  13.5.2   Pro Forma Compliance..................................................................69
                  13.5.3   Use of Proceeds.......................................................................69

14.  EVENTS OF DEFAULT; ACCELERATION; ETC........................................................................69
         14.1     Events of Default and Acceleration.............................................................69
         14.2     Termination of Commitments.....................................................................73
         14.3     Remedies.......................................................................................73
         14.4     Distribution of Collateral Proceeds............................................................74

15.  SETOFF......................................................................................................74

16.  THE AGENT...................................................................................................75
         16.1     Authorization..................................................................................75


         16.2     Employees and Agents...........................................................................76
         16.3     No Liability...................................................................................76
         16.4     No Representations.............................................................................76
                  16.4.1   General...............................................................................76
                  16.4.2   Closing Documentation, etc............................................................77
         16.5     Payments.......................................................................................77
                  16.5.1   Payments to Agent.....................................................................77
                  16.5.2   Distribution by Agent.................................................................77
                  16.5.3   Delinquent Banks......................................................................77
         16.6     Holders of Notes...............................................................................78
         16.7     Indemnity......................................................................................78
         16.8     Agent as Bank..................................................................................78
         16.9     Resignation....................................................................................79
         16.10    Notification of Defaults and Events of Default.................................................79
         16.11    Duties in the Case of Enforcement..............................................................79

17.  EXPENSES AND INDEMNIFICATION................................................................................80
         17.1     Expenses.......................................................................................80
         17.2     Indemnification................................................................................80
         17.3     Survival.......................................................................................81

18.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION...............................................................81
         18.1     Confidentiality................................................................................81
         18.2     Prior Notification.............................................................................82
         18.3     Other..........................................................................................82

19.  SURVIVAL OF COVENANTS, ETC..................................................................................82

20.  ASSIGNMENT AND PARTICIPATION................................................................................82
         20.1     Conditions to Assignment by Banks..............................................................82
         20.2     Certain Representations and Warranties; Limitations; Covenants.................................83
         20.3     Register.......................................................................................84
         20.4     New Notes......................................................................................84
         20.5     Participations.................................................................................85
         20.6     Disclosure.....................................................................................85
         20.7     Assignee or Participant Affiliated with the Borrower...........................................85
         20.8     Miscellaneous Assignment Provisions............................................................86
         20.9     Assignment by Borrower.........................................................................86

21.  NOTICES, ETC................................................................................................86

22.  GOVERNING LAW...............................................................................................87


23.  HEADINGS....................................................................................................87

24.  COUNTERPARTS................................................................................................87

25.  ENTIRE AGREEMENT, ETC.......................................................................................88

26.  WAIVER OF JURY TRIAL........................................................................................88

27.  CONSENTS, AMENDMENTS, WAIVERS, ETC..........................................................................88

28.  SEVERABILITY................................................................................................89

                           REVOLVING CREDIT AGREEMENT

         This REVOLVING CREDIT AGREEMENT is made as of July 27, 1998, by and among AZTEC TECHNOLOGY PARTNERS, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 50 Braintree Hill Office Park, Suite 220, Braintree, Massachusetts 02184, and BANKBOSTON, N.A., a national banking association and the other lending institutions listed on Schedule 1 and BANKBOSTON, N.A. as agent for itself and such other lending institutions.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1 Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Acquisition Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Advances to the Borrower from the Closing Date through the Acquisition Loan Maturity Date, as the same may be reduced from time to time; or, if such commitment is terminated pursuant to the provisions hereof, zero.

         Acquisition Loan. Advances made or to be made by the Banks to the Borrower from the Closing Date through the Acquisition Loan Maturity Date pursuant to Section 4 hereof.

         Acquisition Loan Maturity Date.  July 25, 2003.

         Acquisition Note.  See Section 4.4 hereof.

         Acquisition Note Record.  A Record with respect to an Acquisition Note.

         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to Section 9.4(c).

         Advance Request.  See Section 4.1.2 hereof.

         Advances.  See Section 4.1.2.  hereof.

         Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities; provided, however, for purposes of Section 10.11 hereof, Subsidiaries of the Borrower shall not be considered an Affiliate.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         Agent.  BankBoston, N.A. acting as agent for the Banks.

        Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agent.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrower's Leverage Ratio as determined for the period ending on the fiscal quarter end immediately preceding the applicable Rate Adjustment Period.


                                                                  LIBOR RATE        COMMITMENT FEE          LETTER OF
  LEVEL            LEVERAGE RATIO          BASE RATE LOANS           LOANS               RATE              CREDIT FEE
  -----            --------------          ---------------        ----------        ---------------        ----------
    I         Less than [**] but                 [**]                [**]               [**]               [**]
              greater than or equal to
              [**]
    II        Less than [**] but                 [**]                [**]               [**]               [**]
              greater than or equal to
              [**]
    III       Less than [**] but                 [**]                [**]               [**]               [**]
              greater than or equal to
              [**]
    IV        Less than [**] but                 [**]                [**]               [**]               [**]
              greater than or equal to
              [**]
    V         Less than [**]                     [**]                [**]               [**]               [**]

         Notwithstanding the foregoing, (a) for Loans outstanding and Letter of Credit Fees payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after September 30, 1998, the Applicable Margin shall be at Level III above; and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to Section 9.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin (Level I) set forth above.

         Asset Sale. Any one or series of related transactions in which any applicable Person conveys, sells, transfers or otherwise disposes of, directly or indirectly, any of its properties, business or assets (including the sale or issuance of capital stock of a Subsidiary), whether owned on the Closing Date or thereafter acquired.

        Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         Assignment and Acceptance.  See Section 20.1.

         Balance Sheet Date.  April 24,1998.

         Banks. BKB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 20.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (b) [**] the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         Base Rate Loans. All or any portion of the Revolving Credit Loans and the Acquisition Loan bearing interest calculated by reference to the Base
Rate.

         BKB. BankBoston, N.A. (f/k/a The First National Bank of Boston), a national banking association, in its individual capacity.

         Borrower.  As defined in the preamble hereto.

         Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capital Expenditures. Amounts paid or Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

         Capitalization Documents. Collectively, the articles of incorporation and by-laws of the Borrower and its Subsidiaries.

         Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA.  See Section 8.18(a).

         Chicago Acquisition.  As defined in Section 10.5.1. hereof.

         Closing Date. The first date on which the conditions set forth in
Section 12 have been satisfied and any Revolving Credit Loans and any Advance are to be made or any Letter of Credit is to be issued hereunder.

         Code.  The Internal Revenue Code of 1986, as amended.

         Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

         Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Commitment Fee Rate. As referred to as such in the table contained in the definition of "Applicable Margin".

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks, and with respect to the Acquisition Loan, the percentage amount set forth on Schedule 1 of such Bank's commitment to make the Acquisition Loan.

         Compliance Certificate.  See Section 9.4(c) hereof.

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges (but including that amount which appears on the Borrower's consolidated income statement as the line item for "Strategic Restructuring Costs", as determined for such period calculated in accordance with generally accepted accounting principles and in accordance with the Borrower's past accounting practices consistently applied), determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income and expense.

         Consolidated Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, less, to the extent otherwise includable in the computations of Consolidated Net Worth, any subscriptions receivable.

         Consolidated Total Assets. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

         Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and classified as such on the consolidated balance sheet of the Borrower and its Subsidiaries and all other Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

         Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with
Section 2.7.

         Copyright Mortgages. The several Copyright Mortgage and Security Agreements, dated or to be dated on or prior to the Closing Date, made by the Borrower and its Subsidiaries in favor of the Agent and in form and substance satisfactory to the Banks and the Agent.

         Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         Default.  See Section 14.1.

         Delinquent Bank.  See Section 16.5.3.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

         Distribution Agreement. The Agreement and Plan of Distribution dated as of June 9, 1998 between U.S. Office Products Company, Workflow Management, Inc., School Specialty, Inc., the Borrower and Navigant International, Inc., and in the form delivered to the Agent on or prior to the Closing Date.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Domestic Subsidiary.  A Subsidiary which is not a Foreign Subsidiary.

         Drawdown Date. The date on which any Revolving Credit Loan or any Advance is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7 or all or any portion of the Acquisition Loan is converted or continued in accordance with
Section 4.5(b).

         EBITDA. With respect to the Borrower and its Subsidiaries for any fiscal period, an amount equal to Consolidated Net Income for such period, plus, to the extent deducted in the calculation of Consolidated Net Income and without duplication, (a) depreciation and amortization for such period, (b) other noncash charges for such period, (c) income tax expense for such period, (d) Consolidated Total Interest Expense for such period, and minus, to the extent added in computing Consolidated Net Income and without duplication, all noncash gains (including income tax benefits) for such period, all as determined in accordance with generally accepted accounting principles; provided, however, when calculating EBITDA for any period in which a Permitted Acquisition has occurred, other than for purposes of Section 10.5.1(b)(ii)(6), the calculation of EBITDA shall be made on a Pro Forma Basis.

         Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

         Employee Benefits Agreement. The Employee Benefits Services and Liabilities Agreement dated as of June 9, 1998 between U.S. Office Products Company, Workflow Management, Inc., School Specialty, Inc., the Borrower and Navigant International, Inc., and in the form distributed to the Agent on or prior to the Closing Date.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained of contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         Environmental Laws.  See Section 8.18(a).

         EPA.  See Section 8.18(b).

         ERISA.  The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

         Eurocurrency Reserve Rate. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Event of Default.  See Section 14.1.

         Fee Letter. The fee letter dated on or prior to the Closing Date between the Borrower and the Agent, as the same may be amended, modified or supplemented from time to time.

         Foreign Subsidiary. Any Subsidiary which conducts substantially all of its business in countries other than the United States of America and that is organized under the laws of a jurisdiction other than the United States of America and the States (or the District of Columbia) thereof.

         Generally accepted accounting principles. (a) When used in Section 11, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantor. Each Domestic Subsidiary of the Borrower existing on the Closing Date and each other Domestic Subsidiary of the Borrower which is required to be or become a guarantor from time to time pursuant to Section 9.14 hereof.

         Guaranty. The Guaranty, dated or to be dated on or prior to the Closing Date, made by each Guarantor in favor of the Banks and the Agent pursuant to which each Guarantor guaranties to the Banks and the Agent the payment and performance of the Obligations and in form and substance satisfactory to the Banks and the Agent.

         Hazardous Substances.  See Section 8.18(b).

         Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (1) every obligation of such Person for money borrowed,

                  (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                  (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including without limitation securities repurchase agreements and any earn-outs or similar obligations with respect to an acquisition permitted hereunder, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                  (5) every obligation of such Person under any Capitalized
         Lease,

                  (6) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                  (7) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

                  (8) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

                  (9) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                  (10) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (i) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

         Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

         Instrument of Adherence.  See Section 10.5.1.

         Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan; and (b) as to any LIBOR Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Revolving Credit Loan or all or any relevant portion of the Acquisition Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any LIBOR Rate Loan, 1, 2, 3 or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan or all or such portion of the Acquisition Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (11) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

                  (12) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (13) if the Borrower shall fail to give notice as provided in
         Section 2.7, the Borrower shall be deemed to have requested a conversion of the LIBOR Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (14) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

                 (15) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit
         Loan) or the Acquisition Loan Maturity Date (if comprising the Acquisition Loan or a portion thereof) shall end on the Revolving Credit Loan Maturity Date or (as the case may be) the Acquisition Loan Maturity Date.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Letter of Credit.  See Section 5.1.1.

         Letter of Credit Application.  See Section 5.6.

         Letter of Credit Fee.  See Section 5.1.1.

         Letter of Credit Participation.  See Section 5.1.4.

         Leverage Ratio. As of any date of determination, the ratio of (a) Total Funded Indebtedness of the Borrower and its Subsidiaries outstanding on such date to (b) the EBITDA of the Borrower and its Subsidiaries for the Reference Period ended on such date (or, if such date is not a fiscal quarter end date, the period of four consecutive fiscal quarters most recently ended); provided, however, when calculating the Leverage Ratio for any period in which a Permitted Acquisition has occurred, the calculation of the Leverage Ratio shall be made on a Pro Forma Basis.

         LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

         LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (a) the rate determined by the Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         LIBOR Rate Loans. Revolving Credit Loans and all or any portion of the Acquisition Loan bearing interest calculated by reference to the LIBOR Rate.

         Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and the Security
Documents.

         Loan Request.  See Section 2.6.

         Loans.  The Revolving Credit Loans and the Acquisition Loan.

         Majority Banks. As of any date, the Banks holding at least fifty one percent (51%) of the outstanding principal amount of the Notes on such date plus the unused portion of the Commitments and the Acquisition Commitments; and if no such principal is outstanding, the Banks whose aggregate Commitments and Acquisition Commitments constitutes at least fifty one percent (51%) of the Total Commitment plus the Total Acquisition Commitment.

         Material Adverse Effect. A material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower, individually, or the Borrower and its Subsidiaries taken as a whole, or the Collateral, (b) the rights and remedies of the Agent or any Bank under any Loan Document, or (c) the ability of the Borrower or any of its Subsidiaries to perform their Obligations under the Loan Documents.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Multiemployer Plan.  Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         Notes.  The Acquisition Notes and the Revolving Credit Notes.

         Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof.

         Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         Patent Assignments. The several Patent Assignments, dated or to be dated on or prior to the Closing Date, made by the Borrower and its Subsidiaries in favor of the Agent and in form and substance satisfactory to the Banks and the Agent.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Perfection Certificates. The Perfection Certificates as defined in the Security Agreements.

         Permitted Acquisition Closing Date. The first date on which the conditions set forth in the relevant Permitted Acquisition Purchase Agreement have been satisfied and such Permitted Acquisition has occurred.

         Permitted Acquisition Purchase Agreement. Any of the asset and/or stock purchase agreements relating to a Permitted Acquisition dated on or prior to the Acquisition Loan Maturity Date between the Borrower or any of its Subsidiaries and the sellers of such assets and/or stock.

         Permitted Acquisitions.  See Section 10.5.1 hereof.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 10.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Pro Forma Basis. Following a Permitted Acquisition, the Total Funded Indebtedness (or, in the case of Consolidated Total Interest Expense, all Indebtedness) and EBITDA for the fiscal quarter in which such Permitted Acquisition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition being calculated with reference to the audited historical financial results of the Person so acquired (or, to the extent such financial results are unaudited, such unaudited results shall have been prepared in a manner which is reasonably acceptable to the Agent) and the Borrower and its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition and assuming that such Permitted Acquisition had been consummated at the beginning of such Test Period in the manner described in (i), (ii) and (iii) below:

                           (1) all Indebtedness (whether under this Credit
                  Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

                           (2) all Indebtedness assumed to have been incurred
                  pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of (a) the arithmetic mean of (x) the LIBOR Rate for LIBOR Rate Loans having an Interest Period of one month in effect on the first day of the Test Period and
                  (y) the LIBOR Rate for LIBOR Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (b) the Applicable Margin for Revolving Credit Loans then in effect (after giving effect to the Permitted Acquisition on a Pro Forma Basis); and

                           (3) other reasonable cost savings, expenses and
                  other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Agent in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period.

         Rate Adjustment Period.  See the definition of "Applicable Margin".

         RCRA.  See Section 8.18(a).

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Reference Period. The period of (a) four (4) consecutive fiscal quarters of the Borrower ending on the relevant date (with the Borrower's restated fiscal quarter (i) for the period of January 1, 1998 through March 31, 1998 being deemed the Borrower's first fiscal quarter of 1998 ("the Restated Q1 Quarter"), and (ii) for the period of April 1, 1998 through June 30, 1998 being deemed the Borrower's second fiscal quarter of 1998 (the "Restated Q2 Quarter")) or (b) if the relevant date occurs prior to the end of the fiscal quarter ending December 31, 1998, the Reference Period for any calculations made as of (i) the fiscal quarter ended June 30, 1998 shall include the three month period of July 1, 1997 through September 30, 1997 (the "Restated Q3 Quarter"), the three month period of October 1, 1997 through December 31, 1997 (the "Restated Q4 Quarter"), the Restated Q1 Quarter and the Restated Q2 Quarter; and (ii) the fiscal quarter ending September 30, 1998 shall include the Restated Q4 Quarter, the Restated Q1 Quarter, the Restated Q2 Quarter and the fiscal quarter ending September 30, 1998.

         Register.  See Section 20.3.

         Reimbursement Obligation. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 5.2.

         Restricted Payment. In relation to the Borrower and its Subsidiaries, any (a) Distribution or (b) payment or prepayment by the Borrower or its Subsidiaries to any Affiliate of the Borrower or any Subsidiary.

         Revolving Credit Loan Maturity Date.  July 25, 2003.

         Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2.

         Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

         Revolving Credit Notes.  See Section 2.4.

         SARA.  See Section 8.18(a).

         Section 20 Subsidiary. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         Security Agreements. The several Security Agreements, dated or to be dated on or prior to the Closing Date, between the Borrower and its Subsidiaries and the Agent and in form and substance satisfactory to the Banks and the Agent.

         Security Documents. The Guaranty, the Security Agreements, the Mortgages, the Patent Assignments, the Trademark Assignments, the Copyright Mortgages, the Stock Pledge Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

         Spinoff. The "Distribution" as such term is defined in the Distribution Agreement, all pursuant to, and in accordance with, the terms of the Spinoff Documents.

         Spinoff Documents. Collectively, all documents, instruments and agreements executed and delivered in connection with the Spinoff, including, without limitation, the Distribution Agreement, Tax Allocation Agreement, the Employee Benefits Agreement and the Tax Indemnification Agreement, with all such documents, instruments and agreements to be in the form delivered to the Agent on or prior to the Closing Date.

         Stock Pledge Agreement. The Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and the Agent and in form and substance satisfactory to the Banks and the Agent.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Synthetic Lease. Any lease treated as an operating lease under generally accepted accounting principles and as a loan or financing for United States income tax purposes.

         Tax Allocation Agreement. The Tax Allocation Agreement, dated as of June 9, 1998 among U.S. Office Products Company, Workflow Management, Inc., School Specialty, Inc., the Borrower and Navigant International, Inc., and in the form distributed to the Agent on or prior to the Closing Date.

         Tax Indemnification Agreement. The Tax Indemnification Agreement dated as of June 9, 1998 among Workflow Management, Inc., School Specialty, Inc., the Borrower and Navigant International, Inc., and in the form distributed to the Agent on or prior to the Closing Date.

         Test Period. The period of all fiscal quarters (and any portion of a fiscal quarter) being tested in any covenant calculation period prior to the date of such Permitted Acquisition as set forth in the definition of Pro Forma Basis.

         Total Acquisition Commitment. The sum of the Acquisition Commitments of the Banks, as in effect from time to time.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Total Funded Indebtedness. All Indebtedness of the Borrower and its Subsidiaries for borrowed money, purchase money Indebtedness and with respect to Capitalized Leases, determined on a consolidated basis in accordance with generally accepted accounting principles.

         Trademark Assignments. The several Trademark Assignments, dated or to be dated on or prior to the Closing Date, made by the Borrower and its Subsidiaries in favor of the Agent and in form and substance satisfactory to the Banks and the Agent.

         Type. As to any Revolving Credit Loan or all or any portion of the Acquisition Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 5.2.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2      Rules of Interpretation.

                  (1) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (2) The singular includes the plural and the plural includes the singular.

                  (3) A reference to any law includes any amendment or modification to such law.

                  (4) A reference to any Person includes its permitted successors and permitted assigns.

                  (5) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (6) The words "include", "includes" and "including" are not limiting.

                  (7) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (8) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

                  (9) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                  (10) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                  (11) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (12) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

                        2. THE REVOLVING CREDIT FACILITY.

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       Securities and Exchange Commission. Asterisks denote omissions.

         2.1 Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 12 and Section 13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         2.2 Commitment Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Revolving Credit Loan Commitment Percentages a commitment fee calculated at the applicable Commitment Fee Rate on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

         2.3      Reduction and/or Reallocation of Total Commitment.

                  2.3.1 Reduction of Total Commitment. The Borrower shall have the right at any time and from time to time upon [**] or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

                  2.3.2 Reallocation of Total Commitment. So long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the right at any time

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       Securities and Exchange Commission. Asterisks denote omissions.

         and from time to time [**] in unused availability of the Total Commitment to the Total Acquisition Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice, and each such Banks' Acquisition Commitment shall be increased pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice. Promptly after receiving any notice of the Borrower delivered pursuant to this
         Section 2.3, the Agent will notify the Banks of the substance thereof. No reallocation of the Commitment may be reinstated.

         2.4 The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.5 Interest on Revolving Credit Loans. Except as otherwise provided in Section 6.11,

                  (1) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans.

                  (2) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin with respect to LIBOR Rate Loans.

                  (3) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

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       Securities and Exchange Commission. Asterisks denote omissions.

         2.6 Requests for Revolving Credit Loans. The Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan,
(iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of [**].

         2.7  Conversion Options.

                  2.7.1 Conversion to Different Type of Revolving Credit Loan. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Days prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days prior written notice of such election; (c) with respect to any such conversion of a LIBOR Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto, or, if made on a date other than the last day of such Interest Period, shall be subject to
         Section 6.10 hereof and (d) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of [**]. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

                  2.7.2 Continuation of Type of Revolving Credit Loan. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period

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       Securities and Exchange Commission. Asterisks denote omissions.

         relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

                  2.7.3 LIBOR Rate Loans. Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than [**].

         2.8      Funds for Revolving Credit Loan.

                  2.8.1 Funding Procedures. Not later than 11:00 am. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

                  2.8.2 Advances by Agent. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times
         (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365.

         A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

         3.1 Maturity. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2 Mandatory Repayments of Revolving Credit Loans. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans, to be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by
Section 5.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         3.3 Optional Repayments of Revolving Credit Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this Section 3.3 made on any date other than the last day of the Interest Period relating thereto shall be subject to Section
6.10. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least one (1) Business Days prior written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and three (3) LIBOR Business Days notice of any proposed prepayment pursuant to this Section 3.3 of LIBOR Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prep aid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the

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       Securities and Exchange Commission. Asterisks denote omissions.

respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                            4. THE ACQUISITION LOAN.

         4.1      Commitment To Lend.

                  4.1.1 Commitment. Subject to the terms and conditions set forth in this Credit Agreement (including, but not limited to those requirements set forth in Section 4.1.2 below), each of the Banks severally agrees from time to time from the Closing Date up to but not including the Acquisition Loan Maturity Date, upon the request of the Borrower, to make its Commitment Percentage of the Advances (as hereinafter defined) of the Acquisition Loan to the Borrower on each Permitted Acquisition Closing Date. The aggregate amount of all Advances of the Acquisition Loan shall be in the maximum principal amount of the sum of (a) $125,000,000 plus (b) any amounts which are permitted to be reallocated pursuant to Section 2.3.2 and have been reallocated, up to an aggregate amount not to exceed [**] provided that each Bank's Acquisition Loan shall not exceed its Acquisition Commitment. The commitments of the Banks to make any Advance shall terminate on the Acquisition Loan Maturity Date.

                  4.1.2 Conditions to Advances. Advances of principal may be requested by the Borrower during the period from the Closing Date up to but not including the Acquisition Loan Maturity Date on the following terms and conditions (each portion of the Acquisition Loan so advanced on a particular date being an "Advance", and such term shall only apply to advances of the Acquisition Loan and not any other Loan). The Borrower shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in writing in the form of Exhibit C hereto) of each Advance requested hereunder (an "Advance Request") no later than 1:00 p.m. (Boston time) (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) LIBOR Business Days prior to the proposed Drawdown of any LIBOR Rate Loan. Each such notice shall specify (i) the principal amount of the Advance requested, (ii) the proposed Drawdown Date of such Advance; (iii) the Interest Period of such Advance, and (iv) the Type of such Advance. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Advance Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Advance requested from the Banks on the proposed Drawdown Date. Each Advance Request shall be a minimum amount of [**] or a whole multiple in excess thereof. In addition, the Borrower shall deliver to the Agent not less than three (3) days prior to the proposed Drawdown Date of any Advance a written notification describing the relevant Permitted Acquisition to be consummated, copies of all documents, agreements and instruments to be entered into by the Borrower in connection with such Permitted Acquisition, and the purchase price for such Permitted Acquisition (which purchase price plus all transaction costs related thereto shall not be more than [**] less than the amount of the Advance so requested); provided, however, the Borrower shall be

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       Securities and Exchange Commission. Asterisks denote omissions.

         permitted to deliver such information on the Closing Date for the Chicago Acquisition. Subject to the foregoing, and subject to satisfaction of the conditions set forth in Section 13, so long as no Default or Event of Default shall have occurred and is continuing, and all of the applicable conditions set forth in this Credit Agreement have been met, including, but not limited to the Borrower taking all action necessary and which is required pursuant to the terms of this Credit Agreement and the other Loan Documents to perfect the Agent's first priority security interest in the assets being acquired (or, in the event any Subsidiary is formed as a result of or in connection with such acquisition, that the Loan Documents shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such Subsidiary), each Bank shall lend to the Borrower such Bank's Commitment Percentage of the Advance so requested in immediately available funds not later than the close of business on such Drawdown Date.

         4.2 Commitment Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of the Commitment Fee Rate on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Acquisition Loan Maturity Date by which the Total Acquisition Commitment exceeds the aggregate outstanding amount of Acquisition Loan during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Acquisition Loan Maturity Date or any earlier date on which the Acquisition Commitments shall terminate.

         4.3 Reduction of Total Commitment. The Borrower shall have the right at any time and from time to time upon [**] in excess thereof or terminate entirely the Total Acquisition Commitment, whereupon the Acquisition
Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 4.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Acquisition Commitments may be reinstated.

         4.4 The Acquisition Notes. The Acquisition Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit D hereto (each an "Acquisition Note"), dated the Closing Date and completed with appropriate insertions. One Acquisition Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Acquisition Commitment or, if less, the outstanding amount of all Advances made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Advance or at the time of receipt of any payment of principal on such Bank's Acquisition Note Record reflecting the making of such Advance or (as the case may be) the receipt of such payment. The outstanding amount of

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       Securities and Exchange Commission. Asterisks denote omissions.

the Advances set forth on such Bank's Acquisition Note Record shall be prima facie evidence of the principal amount thereof owning and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Acquisition Note Record shall not affect the obligations of the Borrower hereunder or under any Acquisition Note to make payments of principal of and interest on any Acquisition Note when due.

         4.5      Interest on Acquisition Loan.

                  4.5.1 Interest Rates. Except as otherwise provided in Section 6.11, the Acquisition Loan shall bear interest during each Interest Period relating to all or any portion of the Acquisition Loan at the following rates:

                  (1) to the extent that all or any portion of the Acquisition Loan bears interest during such Interest Period at the Base Rate, the Acquisition Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans.

                  (2) To the extent that all or any portion of the Acquisition Loan bears interest during such Interest Period at the LIBOR Rate, the Acquisition Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the LIBOR Rate plus the Applicable Margin with respect to LIBOR Rate Loans.

                  The Borrower promises to pay interest on the Acquisition Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

                  4.5.2 Notification by Borrower. The Borrower shall notify the Agent, such notice to be irrevocable, at least one (1) Business Days prior to the Drawdown Date of any Advance if all or any portion of such Advance is to bear interest at the Base Rate and at least three (3) LIBOR Business Days prior to the Drawdown Date of the Advance if all or any portion of the Advance is to bear interest at the LIBOR Rate. After any Advance has been made, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of the Acquisition Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Acquisition Loan as it would be entitled to with respect to the Revolving Credit Loans, subject to the same limitations as applied to Revolving Credit Loans.

                  4.5.3 Amounts, etc. Any portion of the Acquisition Loan bearing interest at the LIBOR Rate relating to any Interest Period shall be in the amount of [**].

         4.6      Funds for Advances.

                  4.6.1 Funding Procedures. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Advance, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of the amount of the requested Advance. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Advances made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date its Commitment Percentage of the requested Advance shall not relieve any other Bank from its several obligation hereunder to make available to the Agent such other Bank's Commitment Percentage of any requested Advance.

                  4.6.2 Advances by Agent. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date such Bank's Commitment Percentage of the Advance to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such Advance, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date (or, if the Drawdown Date occurs prior to twenty-four hours after such Bank has received notice of a loan request, twenty-four hours after receipt of such notice of a loan request) to the date on which the amount of such Bank's Commitment Percentage of such Advance shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Advance is not made available to the Agent by such within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Advance made on such Drawdown Date.

         4.7 Maturity. The Borrower promises to pay on the Acquisition Loan Maturity Date, and there shall become absolutely due and payable on the Acquisition Loan Maturity Date, the Acquisition Loan outstanding on such date, together with any and all accrued and unpaid interest thereon.

         4.8 Mandatory Repayments of Acquisition Loan. If at any time the sum of the outstanding amount of the Advances for Acquisition Loans exceeds the Total Acquisition Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for

        Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

the respective accounts of the Banks for application to the Acquisition Loan, to be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each prepayment of the Acquisition Loan shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Acquisition Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         4.9 Optional Repayments of the Acquisition Loan. The Borrower shall have the right, at its election, to repay the outstanding amount of the Acquisition Loan, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this Section 4.9 made on any day other than the last day of the Interest Period relating thereto shall be made subject to
Section 6.10. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this Section 4.9 of Base Rate Loans, and three (3) LIBOR Business Days notice of any proposed prepayment pursuant to this Section 4.9 of LIBOR Rate Loans, in each case specifying the proposed date of prepayment of all or any portion of the Acquisition Loan and the principal amount to be prepaid. Each such partial prepayment of all or any portion of the Acquisition Loan shall be in an integral multiple of [**], shall be accompanied by the payment of accrued interest on the principal prep aid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Acquisition Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                              5. LETTERS OF CREDIT.

         5.1      Letter of Credit Commitments.

                  5.1.1 Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in
         Section 5.1.4 and upon the representations and warranties of the Borrower contained herein agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed [**] at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment.

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

                  5.1.2 Letter of Credit Applications. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  5.1.3 Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  5.1.4 Reimbursement Obligations of Banks. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  5.1.5 Participations of Banks. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.2.

         5.2 Reimbursement Obligation of the Borrower. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

                  (1) except as otherwise expressly provided in Section 5.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

                  (2) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

                  (3) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 5.2 at any time from the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 6.11 for overdue principal on the Revolving Credit Loans.

         5.3 Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in
Section 5.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times
(c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in reasonable conformity in all material respects with such Letter of Credit.

         5.4 Obligations Absolute. The Borrower's obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any

        Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

         5.5 Reliance by Issuer. To the extent not inconsistent with Sections
5.3 and 5.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         5.6 Letter of Credit Fee. The Borrower shall, on the date of issuance or any extension or renewal of any Letter of Credit pay a fee (in each case, a "Letter of Credit Fee") to the Agent (a) in respect of each standby Letter of Credit an amount equal to the rate of the Applicable Margin for letter of credit fees per annum of the face amount of such standby Letter of Credit, plus an amount equal to [**] per annum of the face amount of such standby Letter of Credit (such [**] hereinafter called the "Issuing Fee"), which Issuing Fee shall be for the account of the Agent and the balance of which Letter of Credit Fee shall be for the accounts of the Banks in accordance with their respective Commitment Percentages and (b) in respect of each documentary Letter of Credit an amount equal to the rate of the Applicable Margin for letter of credit fees per annum on the face amount of such documentary Letter of Credit, plus an amount equal to [**] per annum of the face amount of such documentary Letter of Credit (such [**] hereinafter called the "Documentary LC Issuing Fee"), which Documentary LC Issuing Fee shall be for the account of the Agent and the balance of which Letter of Credit Fee shall be for the accounts of the Banks in accordance with their respective Commitment Percentages. In respect of each Letter of Credit, the Borrower shall also pay to the Agent for the Agent's own account, at such other time or times as such charges are customarily made by the Agent, the Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                         6. CERTAIN GENERAL PROVISIONS.

         6.1 Closing Fee. The Borrower agrees to pay to the Agent on the Closing Date the closing fees as set forth in the Fee Letter.

         6.2 Agent's Fee. The Borrower shall pay to the Agent an Agent's fee (the "Agent's Fee") at the times and in the amounts set forth in the Fee Letter.

         6.3      Funds for Payments.

                  6.3.1 Payments to Agent. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

                  6.3.2 No Offset, etc. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         6.4 Computations. All computations of interest on the Base Rate Loans shall, unless otherwise expressly provided herein, be based on a 365-day year and paid for the actual number of days elapsed, and all computations of interest on the LIBOR Rate Loans and of commitment fees, Letter of Credit Fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or

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

under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Acquisition Note Records from time to time shall be considered correct and binding on the Borrower unless within thirty (30) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Borrower shall notify the Banks and the Agent to the contrary.

         6.5 Inability to Determine LIBOR Rate. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn shall be deemed a request for Base Rate Loans, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

         6.6 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make LIBOR Rate Loans or convert Loans of another Type to LIBOR Rate Loans shall forthwith be suspended and (b) such Bank's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 6.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

         6.7 Additional Costs, etc. If any change after the Closing Date in any present applicable law or if any change in any future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (1) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment, Acquisition Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (2) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (3) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (4) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment or Acquisition Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment or Acquisition Commitment forms a part, and the result of any of the foregoing is

                           (1) to increase the cost to any Bank of making,
                  funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or Acquisition Commitment or any Letter of Credit, or

                           (2) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or Acquisition Commitment, any Letter of Credit or any of the Loans, or

                           (3) to require such Bank or the Agent to make any
                  payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement

Obligation or other sum; provided, that the Borrower shall not be liable to any Bank or the Agent for costs incurred more than ninety (90) days prior to receipt by the Borrower of such demand for payment from such Bank or, as the case may be, the Agent, unless such costs were incurred prior to such 90-day period solely as a result of such present or future applicable law being retroactive to a date which occurred prior to such 90-day period.

         6.8 Capital Adequacy. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation; provided that the Borrower shall not be liable to any Bank or the Agent for costs incurred more than ninety (90) days prior to receipt by the Borrower of the notice referred to in the immediately preceding sentence from such Bank or, as the case may be, the Agent. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         6.9 Certificate. A certificate setting forth any additional amounts payable pursuant to Sections 6.7 or 6.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

         6.10 Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the

        Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of the Acquisition Loan pursuant to Section 4 or a Conversion Request relating thereto in accordance with Section 2.6 or Section
2.7 or Section 4.5 or (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

         6.11     Interest After Default.

                  6.11.1 Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to [**] the Base Rate until such amount shall be paid in full (after as well as before judgment).

                  6.11.2 Amounts Not Overdue. During the continuance of an Event of Default the principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Majority Banks pursuant to Section 27, bear interest at a rate per annum equal to the greater of (a) [**] the rate of interest otherwise applicable to such Loans pursuant to
         Section 2.5 and Section 4.5 and (b) the rate of interest applicable to overdue principal pursuant to Section 6.11.1.

         6.12 Replacement Banks. Within thirty (30) days after (a) any Bank had demanded compensation from the Borrower pursuant to Sections 6.7 or 6.8 hereof, (b) any obligation is imposed upon the Borrower pursuant to Section
6.3.2 with respect to any amount payable by the Borrower to any Bank, or (c) any Bank has failed or refused to fund any Loan pursuant to Section 2.8.1 or Section
4.6.2 hereof (any such Bank described in the foregoing clauses (a) - (c) is hereinafter referred to as an "Affected Bank"), the Borrower may request that the other Banks (collectively, the "Non-Affected Banks") acquire all, but not less than all, of the Affected Bank's Commitment and Acquisition Commitment or may designate a replacement bank or banks, which must be an Eligible Assignee and which also must be reasonably acceptable to the Agent, to acquire and assume all or any portion of the outstanding Loans, Acquisition Commitment and Commitment of the Affected Bank (the "Replacement Bank"). If the Borrower so requests the Non-Affected Banks to acquire all or a portion of the Affected Bank's Commitment and Acquisition Commitment, the Non-Affected Banks may elect to acquire all or any portion of the Affected Banks outstanding Loans and to assume all or any portion of the Affected Bank's Commitment and Acquisition Commitment. If the Non- Affected Banks do not elect to acquire and assume all or any portion of the Affected Bank's outstanding Loans, Acquisition Commitment and Commitment, the Replacement Bank may acquire and assume that portion of the outstanding Loans, Acquisition Commitments and Commitments of the Affected Bank not otherwise acquired or assumed by the Non-Affected Banks. The provisions of
Section 20 hereof shall apply to all reallocations pursuant to this Section 6.12, and the Affected Bank and any Non-Affected Banks and/or Replacement Banks which are to acquire the Loans, Acquisition Commitment and Commitment of the Affected Bank shall execute and deliver to the Agent, in accordance with the provisions of Section 20 hereof, such Assignments and Acceptances and other instruments, including, without limitation, the Notes, as are required pursuant to Section 20 hereof to give effect to such reallocations. On the effective date of the applicable Assignment and Acceptance, the Borrower shall pay to the Affected Bank all interest accrued on its Loans up to but excluding such date, along with any fees payable to such Affected Bank hereunder up to but excluding such date.

                     7. COLLATERAL SECURITY AND GUARANTIES.

         7.1 Security of Borrower. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

         7.2 Guaranties and Security of Subsidiaries. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty. The obligations of the Guarantors under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Guarantor is a party.

                       8. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Banks and the Agent as follows:

         8.1      Corporate Authority.

                  8.1.1 Incorporation: Good Standing. Each of the Borrower and its Subsidiaries (a) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

                  8.1.2 Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

                  8.1.3 Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         8.2 Governmental Approvals. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         8.3 Title to Properties; Leases. Except as indicated on Schedule 8.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         8.4      Financial Statements and Projections.

                  8.4.1 Fiscal Year. The Borrower and each of its Subsidiaries has a fiscal year which is the twelve months ending on December 31 of each calendar year.

                  8.4.2 Financial Statements. There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers LLP. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

                  8.4.3 Projections. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the

         1998 to 2003 fiscal years, copies of which have been delivered to each Bank, disclose assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

                  8.4.4 Solvency. The Borrower and its Subsidiaries, on a consolidated and consolidating basis, both before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents (a) are solvent; (b) have assets having a fair value in excess of their liabilities; (c) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become due and payable; and (d) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

         8.5 No Material Changes, etc. Except for the consummation of the Spinoff, since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or any of its Subsidiaries. Since the Balance Sheet Date, the Borrower has not made any Distributions.

         8.6 Franchises, Patents, Copyrights, etc. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known material conflict with any rights of others.

         8.7 Litigation. Except as set forth in Schedule 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries, considered as a whole, or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         8.8 No Materially Adverse Contracts, etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any Material Adverse Effect.

         8.9 Compliance with Other Instruments, Laws, etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

         8.10 Tax Status. The Borrower and its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, other than those being contested in good faith and by appropriate proceedings, and the officers of the Borrower know of no basis for any such claim.

         8.11 No Event of Default. No Default or Event of Default has occurred and is continuing.

         8.12 Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an investment company", as such terms are defined in the Investment Company Act of 1940.

         8.13 Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

         8.14 Perfection of Security Interest. Ml filings, assignments, pledges and deposits of documents or instruments have been or will be made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses, except for setoff or withholding claims on accounts receivable from account debtors arising in the ordinary course of business and which claims could not reasonably be expected, in the aggregate, to have a Material Adverse Effect. The Borrower or a Subsidiary of the Borrower party to one of the Security Agreements is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

         8.15 Certain Transactions. Except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         8.16     Employee Benefit Plans.

                  8.16.1 In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  8.16.2 Terminability of Welfare Plans. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of
         Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I,
         Part 6 of ERISA or the applicable state insurance laws. The Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

                  8.16.3 Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  8.16.4 Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under
         Section 4041A of ERISA.

         8.17     Use of Proceeds.

                  8.17.1 General. The proceeds of the (a) Revolving Credit Loans shall be used solely to refinance existing Indebtedness of the Borrower and for working capital and general corporate purposes; and (b) the Acquisition Loan shall be used solely to finance all or any portion of the Chicago Acquisition and any other Permitted Acquisition. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

                  8.17.2 Regulations U and X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                  8.17.3 Ineligible Securities. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a
         Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrower or any Subsidiary or other Affiliate of the Borrower.

         8.18 Environmental Compliance. (a) As to any Real Estate which is owned by the Borrower or any Subsidiary, the Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation the Borrower has determined that; and (b) as to any Real Estate which is leased by the Borrower or any Subsidiary, to the best of the Borrower's knowledge, the Borrower has determined that:

                  (1) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a Material Adverse Effect;

                  (2) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
         Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (3) except as set forth on Schedule 8.18 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (4) None of the Borrower and its Subsidiaries or any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

         8.19 Subsidiaries, etc. Schedule 8.19(a) sets forth the Subsidiaries of the Borrower. Except as set forth on Schedule 8.19(b) hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

         8.20 Year 2000 Problem. The Borrower and its Subsidiaries have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e., the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the Borrower reasonably believes that the "Year 2000 Problem" will not have any materially adverse effect on the business or financial condition of the Borrower or any of its Subsidiaries.

         8.21 Disclosure. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Borrower or any of its Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of the Borrower or any of its Subsidiaries, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

         8.22 Capitalization Documents and Spinoff Documents. The Borrower has delivered to the Agent true and complete copies of all of the Capitalization Documents and Spinoff Documents, and, except as set forth in Schedule 8.23 hereto, the Borrower has not amended any of such documents in any material respect. Each of the representations and warranties made by the Borrower and its Subsidiaries in any of the Capitalization Documents and Spinoff Documents was true and correct in all material respects when made and continue to remain true and correct in all material respects on the Closing Date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the Closing Date, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents.

         8.23 Chief Executive Office. The Borrower's chief executive office is at both 50 Braintree Hill Office Park, Suite 220, Braintree, Massachusetts 02184 and 140 Wood Road, Suite 301, Braintree, Massachusetts 02184, at which locations its books and records are kept until such time as the Borrower relocates its office entirely to 50 Braintree Hill Office Park, Suite 220, Braintree, Massachusetts 02184. Each Guarantor's chief executive office is as set forth in the Security Agreement to which it is a party.

         8.24 Insurance. The Borrower and each of its Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices and with the details of such coverage being more fully described on Schedule 8.25 hereto.

                    9. AFFIRMATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         9.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         9.2 Maintenance of Office. The Borrower will maintain its chief executive office in Braintree, Massachusetts, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

         9.3 Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage PricewaterhouseCoopers LLP or other independent certified public accountants reasonably satisfactory to the Agent as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Agent.

         9.4 Financial Statements, Certificates and Information. The Borrower will deliver to each of the Banks:

                  (1) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and such consolidated statements to be certified without qualification by PricewaterhouseCoopers LLP or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Event of Default, or, if such accountants shall have obtained knowledge of any then existing Event of Default they shall disclose in such statement any such Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Event of Default;

                  (2) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (3) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit E hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (4) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

                  (5) from time to time upon request of the Agent, projections of the Borrower and its Subsidiaries updating those projections delivered to the Banks and referred to in Section 8.4.2 or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 9.4(e); and

                  (6) from time to time such other financial data and information (including accountants, management letters) as the Agent or any Bank may reasonably request.

         9.5      Notices.

                  9.5.1 Defaults. The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                  9.5.2 Environmental Events. The Borrower will promptly give notice to the Agent and each of the Banks (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has

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
        Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries, or the Agent's security interests pursuant to the Security Documents.

                  9.5.3 Notification of Claim against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings in an aggregate amount of more than [**] or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

                  9.5.4 Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of [**].

         9.6 Corporate Existence; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 9.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

         9.7      Insurance.

         The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements.

         9.8 Taxes. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         9.9      Inspection of Properties and Books, etc.

                  9.9.1 General. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request; provided, however so long as no Default or Event of Default has occurred and is continuing, the Banks shall only be permitted to conduct such visits and inspections once each calendar quarter and upon reasonable notice to the Borrower.

                  9.9.2 Communications with Accountants. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.9.2. The Agent shall provide the Borrower with notice of any such communications.

         9.10 Compliance with Laws, Contracts, Licenses and Permits. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, unless such noncompliance could not reasonably be expected to have a Material Adverse Effect and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

         9.11 Employee Benefit Plans. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service and at the request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch and at the request of the Agent, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

         9.12 Use of Proceeds. The Borrower will use the proceeds of (a) the Revolving Credit Loans solely to refinance existing Indebtedness of the Borrower and for working capital and general corporate purposes; and (b) the Acquisition Loan solely to finance all or any portion of the Chicago Acquisition and other Permitted Acquisitions. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

         9.13 Fair Labor Standards Act. The Borrower shall, and shall require each Subsidiary to, at all times operate its business in compliance with all material applicable provisions of the Fair Labor Standards Act of 1938, as amended.

         9.14 Guarantors. The Borrower will, and will cause each Domestic Subsidiary created, acquired or existing on or after the Closing Date to become a Guarantor immediately and shall cause such Domestic Subsidiary to execute and deliver to the Agent for the benefit of the Agent and the Banks (a) a Guaranty (or an Instrument of Adherence to any Guaranty executed after the Closing Date by any other Subsidiary of the Borrower), and (b) further Security Documents or other instruments and documents as the Agent may reasonably require in order to grant to the Agent a first priority perfected security interest in such Domestic Subsidiary's assets. In addition, for any Domestic Subsidiary acquired or created after the Closing Date, the Borrower will, and will cause each such Domestic Subsidiary to deliver to the Agent, within five (5) Business Days after such Domestic Subsidiary is acquired or otherwise created, a legal opinion in form and substance satisfactory to the Agent and the Banks to be delivered to the Agent and the Banks opining as to the authorization, validity and enforceability of such Guaranty or Instrument of Adherence and Security Documents and (as to the applicable Security Documents) the perfection of such security interests.

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
        Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         9.15 Additional Subsidiaries. If, after the Closing Date, the Borrower or any of its Subsidiaries creates or acquires, either directly or indirectly, any Subsidiary, it will immediately notify the Agent of such creation or acquisition, as the case may be, and provide the Agent with an updated Schedule 8.19(a) hereof and take all other actions required by Section 9.14 and Section
10.5.1 hereof.

         9.16 Legal Opinions. The Borrower will deliver within five (5) Business Days after the Closing Date, to each of the Banks and the Agent a favorable legal opinion addressed to the Banks and the Agent, in form and substance satisfactory to the Banks and the Agent, from local counsel of the Borrower's Subsidiaries in Connecticut, California, Ohio and Tennessee.

         9.17 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                 10. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

         10.1 Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (1) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                  (2) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (3) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary or under any Capitalized Lease, provided that (i) if at the time such Indebtedness is incurred, no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such transaction on a pro forma basis; and (ii) immediately after giving effect to such incurrence, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries outstanding pursuant to this Section 10.1(c) shall not exceed an amount which is equal to [**] of the Borrower's
         Consolidated Net Worth as of the last day of the fiscal quarter most recently ended prior to such incurrence;

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

                  (4) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto; and

                  (5) Indebtedness of a Guarantor to the Borrower or Indebtedness of a Guarantor to another Guarantor so long as each such Guarantor remains a Subsidiary of the Borrower, and Indebtedness of the Borrower to a Guarantor.

         10.2 Restrictions on Liens. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse; or (f) enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest other than in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents and other than customary anti-assignment provisions in leases, purchase money financings and licensing agreements entered into by the Borrower or such Subsidiary in the ordinary course of its business, provided that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                           (1) liens in favor of the Borrower on all or part of
                  the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

                           (2) liens to secure taxes, assessments and other
                  government charges in respect of obligations not overdue or liens on to secure claims for labor, material or supplies in respect of obligations not overdue, or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with generally accepted accounting principles so long as such liens are not being foreclosed;

                           (3) deposits or pledges made in connection with, or
                  to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

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

                           (4) liens on properties in respect of judgments or
                  awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                           (5) liens of carriers, warehousemen, mechanics and
                  materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                           (6) encumbrances on Real Estate consisting of
                  easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                           (7) liens existing on the date hereof and listed on
                  Schedule 10.2 hereto;

                           (8) purchase money security interests in or
                  purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 10.1(c), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired and liens in favor of lessors under Capitalized Leases on assets subject to Capitalized Leases permitted by Section 10.1(c) hereof; and

                           (9) liens in favor of the Agent for the benefit of
                  the Banks and the Agent under the Loan Documents.

         10.3 Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (1) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                  (2) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                  (3) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

                  (4) Investments existing on the date hereof and listed on
         Schedule 10.3 hereto;

                  (5) Investments with respect to Indebtedness permitted by
         Section 10.1(e) so long as such entities remain Guarantors and remain Subsidiaries of the Borrower;

                  (6) Investments consisting of the Guaranty or Investments by the Borrower or a Guarantor in another Guarantor, so long as such Guarantors remain Subsidiaries of the Borrower, and Investments of a Guarantor in the Borrower;

                  (7) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 10.5.2;

                  (8) Investments consisting of interest rate protection arrangements or in respect of currency swap arrangements so long as such arrangements are in the ordinary course of business and are not for speculative purposes;

                  (9) Investments consisting of loans or advances made in the ordinary course of business to officers, directors or employees of the Borrower or any of the Guarantors for travel, transportation, entertainment and moving and other relocation expenses, up to an aggregate amount not to exceed $750,000 at any time;

provided, however, that, with the exception of demand deposits referred to in
Section 10.3(b) and advances to employees referred to in Section 10.3(i) hereof, such Investments will be considered Investments permitted by this Section 10.3 only if all actions have been taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Banks and the Agent, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.

         10.4 Restricted Payments. Neither the Borrower nor any of its Subsidiaries will make any Restricted Payments; provided, however, so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, any Subsidiary of the Borrower shall be permitted to make a Restricted Payment to the Borrower and the Borrower shall be permitted to make any Restricted Payment expressly provided for in the Spinoff Documents, provided such Restricted Payment shall not be made until a date which is not more than three (3) days prior to the date such payments are due and payable pursuant to the terms of the applicable Spinoff Document.

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

         10.5     Merger, Consolidation and Disposition of Assets.

                  10.5.1 Mergers and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition except, so long as no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto:

                  (1) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower or a Guarantor hereunder and provided the Borrower or the Guarantor, as the case may be, has taken or caused to be taken all action necessary to grant to the Agent a first priority perfected security interest in the Borrower's or such other Guarantor's assets after such merger or consolidation to the same extent as in the assets of parties to the merger prior thereto; and

                  (2) (i) the acquisition of the capital stock of PCM, Inc. (the "Chicago Acquisition"), provided (1) no Default or Event of Default has occurred and is continuing or would exist as a result of such acquisition, (2) the Borrower has delivered to the Agent copies of all documents, instruments and agreements to be entered into in connection therewith (the "Chicago Acquisition Documents"), and all such documents, instruments and agreements are in form and substance satisfactory to the Agent; (3) the Agent is satisfied with the results of the draft due diligence report conducted by PricewaterhouseCoopers LLP, (4) the aggregate purchase price (including the assumption of any Indebtedness, leases and contingent obligations) plus all related transaction costs associated therewith does not exceed $54,500,000; and
         (5) the Borrower has demonstrated to the Agent compliance with Section 10.5.1(b)(ii)(2)-(7) and (10)-(12), and (ii) other asset or stock acquisitions of Persons in the same or a similar line of business as the Borrower and its Subsidiaries (each, a "Permitted Acquisition") where (1) the Borrower has provided the Agent with three (3) Business Days prior written notice of such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition and copies of all acquisition documents in connection therewith (with the Agent hereby agreeing to provide copies of all such information to any Bank which so requests a copy); (2) the business to be acquired would not subject the Agent or the Banks to any additional regulatory or third party approvals in connection with the exercise of its rights and remedies under this Credit Agreement or any other Loan Document; (3) no contingent obligations or liabilities will be incurred or assumed in connection with such Permitted Acquisition which could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, and the business and assets so acquired in such Permitted Acquisition shall be acquired by the Borrower or its Subsidiary, as the case may be, free and clear of all liens (other than Permitted Liens) and all Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 10.1 hereof); (4) the Borrower has provided the Agent with such other information as was reasonably requested by the Agent; (5) the Borrower or such Subsidiary has taken or caused to be taken

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
        Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         all necessary actions to grant to the Agent a first priority perfected lien in all assets and stock to be acquired in connection with such Permitted Acquisition, and, to the extent such Permitted Acquisition is a stock acquisition, the Borrower or such Subsidiary, as the case may be, will own 100% of the capital stock of the Person so acquired, and the Person so acquired will be a Domestic Subsidiary; (6) the Borrower shall have demonstrated to the satisfaction of the Agent, not less than three (3) Business Days prior to the consummation of such acquisition, that the Person to be acquired has a positive EBITDA on a trailing twelve month basis for the twelve consecutive months most recently ended prior to the consummation of such acquisition
         (with any adjustments to EBITDA to be approved by the Agent); (7) the Borrower has demonstrated to the satisfaction of the Agent, not less than three (3) Business Days prior to the consummation of such acquisition, based on a pro forma Compliance Certificate, compliance on a Pro Forma Basis with Section 11 hereof immediately prior to and immediately after giving effect to such Permitted Acquisition; (8) the aggregate purchase price for any single Permitted Acquisition (or series of related acquisitions) shall not exceed (A) [**] to the extent the Leverage Ratio, calculated on a pro forma basis after giving effect to such Permitted Acquisition) is equal to or greater than [**] and (B) [**] to the extent the Leverage Ratio, calculated on a pro forma basis after giving effect to such Permitted Acquisition) is less than [**]; (9) to the extent any due diligence reports are being conducted by the Borrower or any accountants in connection with such acquisition, the Agent has received, not less than three (3) days prior to the consummation of such acquisition, a copy of the due diligence report being conducted; (10) the board of directors and the shareholders (if required by applicable law), or the equivalent, of each of the Borrower and the Person to be acquired has approved such merger, consolidation or acquisition and such Permitted Acquisition is otherwise considered "friendly"; (11) to the extent applicable, comply with the provisions of Section 9.14 hereof and (12) the Borrower has delivered to the Agent a certificate of the chief financial officer of the Borrower to the effect that (A) the Borrower and its Subsidiaries, on a consolidated and consolidating basis, will be solvent upon the consummation of the Permitted Acquisition; (B) the pro forma Compliance Certificate fairly presents the financial condition of the Borrower and its Subsidiaries as of the date thereof and after giving effect to such Permitted Acquisition; and (C) no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition.

         In the event any new Domestic Subsidiary is formed or acquired as a result of or in connection with any acquisition, such new Domestic Subsidiary shall, immediately upon its creation or acquisition, execute and deliver to the Agent for the benefit of the Agent and the Banks, an Instrument of Adherence in substantially the form of Exhibit F hereto (an "Instrument of Adherence") and the Loan Documents shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such Domestic Subsidiary. Such Domestic Subsidiary shall become a Guarantor hereunder and shall become party to the Guaranty and the Security Agreement and shall execute and deliver to the Agent any and all other agreements, documents, instruments and financing statements necessary to grant to the Agent a first priority perfected lien in such Subsidiary's assets to the extent required by the Loan Documents. The

Borrower  and  its  Subsidiaries   shall,   immediately  upon  the  creation  or
acquisition of such Subsidiary, pledge all of such Subsidiary's capital stock to the Agent for the benefit of the Agent and the Banks.

                  10.5.2 Disposition of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any Asset Sales, other than the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices.

         10.6 Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred; provided, however. so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, the Borrower or any Subsidiary shall be permitted to enter into a sale and leaseback transaction consisting of computer equipment so long as (a) such sale and leaseback transaction is in the ordinary course of business; (b) the aggregate amount of all such leases, however classified, shall be considered Capitalized Leases for purposes of complying with the covenant set forth in Section 10.1(c) hereof; and
(c) the net cash proceeds received from the sale are immediately applied to repay any indebtedness incurred in connection with the purchase of such computer equipment.

         10.7 Compliance with Environmental Laws. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law except where such violation could not reasonably be expected to have a Material Adverse Effect.

         10.8 Employee Benefit Plans. Neither the Borrower nor any ERISA Affiliate will

                  (1) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (2) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (3) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                  (4) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or
         Section 401(a)(29) of the Code; or

                  (5) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         10.9 Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses.

         10.10 Fiscal Year. The Borrower will not, and will not permit any of it Subsidiaries to, change the date of the end of its fiscal year from that set forth in Section 8.4.1.

         10.11 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

         10.12 Synthetic Leases. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or otherwise become liable under any Synthetic Lease.

         10.13 Modification of Documents and Charter. Neither the Borrower nor any of its Subsidiaries will consent to or agree to any amendment, supplement or other modification to the Capitalization Documents without the prior written consent of the Agent unless such amendment, supplement or modification is immaterial and ministerial in nature and would not have any material adverse effect on the Agent's or the Banks' rights under the Loan Documents or the Borrower's or any of its Subsidiaries' obligations under the Loan Documents.

         10.14 Upstream Limitations. Neither the Borrower nor any of its Subsidiaries will enter into, or permit any of its Subsidiaries to enter into, any agreement, contract or arrangement (other

        Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

than the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets to the Borrower or any Guarantor.

         10.15 Inconsistent Agreements. Neither the Borrower nor any of its Subsidiaries will, nor will they permit their Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by the Borrowers or such Subsidiary of its obligations hereunder or under any of the Loan Documents.

                    11. FINANCIAL COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         11.1 Leverage Ratio. The Borrower will not at any time during any period described in the table set forth below, permit the Leverage Ratio to exceed the ratio set forth opposite such period in such table:


                 Period                                   Ratio
                 ------                                   -----
                [**]                                       [**]


         11.2 Capital Expenditures. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures in any fiscal year that exceed, in the aggregate, the greater of (a) [**] for such fiscal year and (b) [**] of the Borrower's Consolidated Net Worth for the fiscal quarter most recently ended.

         11.3 Debt Service. The Borrower will not, during any Reference Period ending during any period described in the table set forth below, permit the ratio of (a) the EBITDA for such Reference

        Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Period to (b) Consolidated Total Interest Expense for such Reference Period, to be less than the ratio set forth opposite such period in such table:



                 Period                                   Ratio
                 ------                                   -----

                  [**]                                    [**]


         11.4 Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth at any time to be less than the sum of (a) [**] of Consolidated Net Worth on April 24, 1998, plus (b) on a cumulative basis, [**] of positive Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter ended June 30, 1998, plus (c) [**] of the net proceeds of any sale by the Borrower of (i) equity securities issued by the Borrower, or (ii) warrants or subscription rights for equity securities issued by the Borrower.

                             12. CLOSING CONDITIONS.

         The obligations of the Banks to make the initial Revolving Credit Loans and any Advance and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to July __, 1998:

         12.1     Loan Documents etc.

                  12.1.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

                  12.1.2 Spinoff Documents. Each of the Spinoff Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         12.2 Certified Copies of Charter Documents. Each of the Banks shall have received from the Borrower and each of the Guarantors a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

         12.3 Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of the Guarantors of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         12.4 Incumbency Certificate. Each of the Banks shall have received from the Borrower and each of the Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer or member of the Borrower or such Guarantor, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower of such Guarantor, each of the Loan Documents to which the Borrower or such Guarantor is or is to become a party; (b) in the case of the Borrower, to make Loan Requests, Advance Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         12.5 Validity of Liens. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been, or will be, duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

         12.6 Perfection Certificates and UCC Search Results. The Agent shall have received from each of the Borrower and its Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

         12.7 Pro Forma Compliance Certificate. The Borrower shall have delivered to the Agent a pro forma Compliance Certificate evidencing compliance with Section 11 hereof on a Pro Forma Basis both before and after giving effect to the Chicago Acquisition.

         12.8 Certificates of Insurance. The Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements.

         12.9 Solvency Certificate. Each of the Banks shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

         12.10 Opinion of Counsel. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from (a) Hale and Dorr LLP, counsel to the Borrower and its Subsidiaries and (b) local counsel of the Borrower and its Subsidiaries in Illinois, Virginia, New York, Maryland and New Jersey.

         12.11 Payment of Fees. The Borrower shall have paid to the Banks or the Agent, as appropriate, the fees required to be paid pursuant to the Fee Letter.

         12.12 Due Diligence Report. The Agent shall have received a copy of the draft due diligence report conducted by PricewaterhouseCoopers LLP on the Chicago Acquisition, and the Agent is satisfied with the results of such due diligence investigations.

         12.13 Disbursement Instructions. The Agent shall have received disbursement instructions from the Borrower, indicating that a portion of the proceeds of the Revolving Credit Loan, in an amount equal to the aggregate loan obligations of the Borrower to BankBoston, N.A. are paid to BankBoston, N.A.

         12.14 Consents and Approvals. The Agent shall have received evidence that all consents and approvals necessary to complete the transactions contemplated hereby have been obtained.

         12.15 Consummation of Spinoff. The Agent shall have received evidence that the Spinoff was consummated on June 9, 1998 pursuant to the terms of the Spinoff Documents.

         12.16 Receipt of Audited Financials. The Agent shall have received copies of the Borrower's audited financial statements for the fiscal year ended April 24, 1998 and shall be satisfied with the results of such audit.

                        13. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loan, including the Revolving Credit Loan and any Advance, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         13.1 Representations True; No Event of Default. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         13.2 No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

         13.3 Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         13.4 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         13.5     Conditions to Advances of Acquisition Loan.

                  13.5.1 Acquisition Documents. The Agent shall have received copies of all material documents to be entered into in connection with each such Permitted Acquisition.

                  13.5.2 Pro Forma Compliance. The Agent and each Bank shall have received a Compliance Certificate from the Borrower showing pro forma compliance with the covenants set forth in Section 11 both prior to and after giving effect to each Permitted Acquisition.

                  13.5.3 Use of Proceeds. The Agent shall have received evidence that the Borrower has used the proceeds of each Advance requested solely to finance the cash portion of the purchase price and related transaction costs of each Permitted Acquisition for which such Advance is being requested.

                    14. EVENTS OF DEFAULT; ACCELERATION; ETC.

         14.1 Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (1) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the

        Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (2) the Borrower shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents within three (3) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment or otherwise;

                  (3) the Borrower shall fail to comply with any of its covenants contained in Section 9.1, 9.2, 9.4, 9.5, 9.9, 9.12, 9.14,
         9.16, 10 or 11;

                  (4) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agent;

                  (5) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (6) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received, or in respect of any Capitalized Leases, in an amount in excess of [**]; or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in an amount in excess of [**] for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

                  (7) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against

        Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

                  (8) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (9) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds all amounts covered by insurance in the aggregate [**];

                  (10) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (11) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding [**], or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding [**], or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided that the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding
         [**] and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (11) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan;

        Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

                  (12) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (13) an "Adverse Tax Act" (as such term is defined in the Tax Allocation Agreement) shall have occurred, or the Borrower shall have received notice of, or shall otherwise become liable for, any indemnities or other costs or expenses pursuant to Section 10 of the Tax Allocation Agreement or shall otherwise be required to indemnify any Person (or have any obligations of contribution) pursuant to the Tax Indemnification Agreement in an amount in excess of [**];

                  (14) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

                  (15) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of [**]; or

                 (16) the Borrower shall at any time legally or beneficially own less than 100% of the capital stock of any of the Guarantors; or

                 (17) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of twenty percent (20%) or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower (except to the extent that individuals who at the beginning of such twelve month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of the Borrower or (y) nominated for election by a majority of the remaining members of the board of directors of the Borrower and thereafter duly elected);

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

         14.2 Termination of Commitments. If any one or more of the Events of Default specified in Section 14.1(g) or Section 14.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

         14.3 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 14.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         14.4 Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

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                  (1) First, to the payment of, or (as the case may be) the
         reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (2) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that
         (i) distributions shall be made (A) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 6.2 and all other Obligations and (B) with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks pro rata, and (ii) the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (3) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                  (4) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                   15. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any

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amount in excess of its ratable portion of the payments received by all of the
Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 16. THE AGENT.

         16.1     Authorization.

                  (1) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

                  (2) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

                  (3) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

         16.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole

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discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         16.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         16.4     No Representations.

                  16.4.1 General. The Agent shall not be responsible to the Banks for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                  16.4.2 Closing Documentation, etc. For purposes of determining compliance with the conditions set forth in Section 12, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or BankBoston Securities Inc., as arranger to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent or BankBoston Securities Inc. active upon the Borrower's account shall have received notice from such Bank not less than five (5) days prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been

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         withdrawn by notice to the Agent or BankBoston Securities Inc. to such effect on or prior to the Closing Date.

         16.5     Payments.

                  16.5.1 Payments to Agent. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  16.5.2 Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  16.5.3 Delinquent Banks. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of Section 15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

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         16.6 Holders of Notes. The Agent may deem and treat the payee of any
Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         16.7 Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrower as required by Section 17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         16.8 Agent as Bank. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

         16.9 Resignation. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         16.10 Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 16.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

         16.11 Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent

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may reasonably request, proceed to enforce the provisions of the Security
Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                        17. EXPENSES AND INDEMNIFICATION.

         17.1 Expenses. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (d) the fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries and (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings.

         17.2 Indemnification. The Borrower agrees to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(a) any actual or proposed use by

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the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or
Letters of Credit, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (c) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (d) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, except to the extent that any of the foregoing are directly caused by the gross negligence or willful misconduct of the otherwise indemnified party. In litigation, or the preparation therefor, the Banks and the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 17.2 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         17.3 Survival. The covenants contained in this Section 17 shall survive payment or satisfaction in full of all other Obligations.

               18. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

         18.1 Confidentiality. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 18, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent or any Bank, (f) in connection with any litigation to which any one or more of the Banks or the Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section 20.6.

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        Confidential Materials omitted and filed separately with the
       Securities and Exchange Commission. Asterisks denote omissions.

         18.2 Prior Notification. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such nonpublic information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

         18.3 Other. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it by the Borrower or any of its Subsidiaries. The obligations of each Bank under this Section 18 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

                         19. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                        20. ASSIGNMENT AND PARTICIPATION.

         20.1 Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage, Acquisition Commitment and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is [**] (or, if less, such Bank's entire Commitment and Acquisition Commitment), and (d) the

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parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit G hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
(5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 20.3, be released from its obligations under this Credit Agreement.

         20.2 Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (1) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (2) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (3) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 8.4 and Section 9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (4) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (5) such assignee represents and warrants that it is an Eligible Assignee;

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                  (6) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (7) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                  (8) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (9) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         20.3 Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

         20.4 New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes.

         20.5 Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $1,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and
(c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         20.6 Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation. For purposes of this Section 20.6 an assignee or participant or potential assignee or participant may include a counterparty with whom such Bank has entered into or potentially might enter into a derivative contract referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document.

         20.7 Assignee or Participant Affiliated with the Borrower. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 14.1 or Section 14.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 14.1 or Section 14.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation

         20.8 Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the effectiveness of any assignment contemplated by this Section 20.8, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 20 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         20.9 Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                21. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (1) if to the Borrower, at 50 Braintree Hill Office Park, Suite 220, Braintree, Massachusetts 02184, Attention: Douglas Johnson, Executive Vice President and Chief Financial Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                  (2) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Debra E. DelVecchio, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                  (3) if to any Bank, at such Bank's address set forth on
         Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               22. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 21. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  23. HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                24. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           25. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

                            26. WAIVER OF JURY TRIAL.

         The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to Section 6.11.2 following the effective date of any waiver by the Majority Banks of the Event of Default relating thereto), the amount of the Commitments or Acquisition Commitments of the Banks, the release of all or substantially all of the Collateral, and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the Revolving Credit Loan Maturity Date and the Acquisition Loan Maturity Date may not be postponed without the written consent of each Bank affected thereby; this
Section 27 and the definition of Majority Banks may not be amended, without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and Section 16 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                28. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                     AZTEC TECHNOLOGY PARTNERS, INC.


                                     By: /s/ Douglas R. Johnson
                                        ----------------------------------------
                                         Name:   Douglas R. Johnson
                                         Title:  Executive Vice President,
                                                 Chief Financial Officer,
                                                 Treasurer and Secretary

                                     BANKBOSTON, N.A., individually and as Agent


                                     By: /s/ Debra E. DelVecchio
                                        ----------------------------------------
                                          Debra E. DelVecchio
                                          Vice President

                                     CITIZENS BANK OF MASSACHUSETTS


                                     By: /s/ R.E. James Hunter
                                        ----------------------------------------
                                          Name:   R.E. James Hunter
                                          Title:    Vice President

                                     FLEET NATIONAL BANK


                                     By: /s/ Daniel G. Head
                                        ----------------------------------------
                                           Daniel G. Head, Jr.,
                                           Senior Vice President

                                     STATE STREET BANK & TRUST COMPANY


                                     By: /s/ William S. Rowe
                                        ----------------------------------------
                                           Name:  William S. Rowe
                                           Title:   Loan Officer

                                     THE FUJI BANK, LIMITED


                                     By: /s/ Keiichi Ozawa
                                        ----------------------------------------
                                            Name: Keiichi Ozawa
                                            Title:  Joint General Ma~Ser

                          Schedules To Credit Agreement
                                       For
                            Aztec Technology Partners
                                      From
                                BankBoston, N.A.

                                   Schedule 1

                              Lending Institutions

                                (Bank to Provide)

                                  Schedule 8.3

                           Title to Properties; Leases

1. PCM, Inc. (f/k/a Personal Computer Maintenance, Inc.), as Sublessee, has entered into an Agreement of Sublease dated December 1994 with Whitman Corporation, as Sublessor, with respect to its offices located at One Illinois Center, 111 East Wacker, Chicago, Illinois.

                                  Schedule 8.7

                                   Litigation

Subsidiary                                           Description
----------                                           -----------
Aztec Technology Partners, Inc.                 No outstanding litigation

Aztec International LLC                         No outstanding litigation

Bay State Computer Group LLC                    1.   Alexander Troy v. Bay State Computer Group, Inc., CV-9212267-
                                                     RCL - judgment entered against Bay State for $29,300 in damages plus interest.  A motion for assessment of legal fees against Bay
                                                     State currently pending, which Bay State intends to oppose.

Compel LLC                                      1.   Eliezer Nussbaum, M.D., Inc. - case arises out of events
                                                     started by a temporary employee, hired through a temporary agency, which resulted in property damage.  The suit is for such damage and lost business income which plaintiff has
                                                     alleged to be approximately $600,000.  The insurer has
                                                     appointed Seifert, Henderson & Farricker as counsel, and
                                                     the case is still pending.

                                                2.   James Kasel - charges filed by former employee with the
                                                     Arizona Civil Rights Division. A position
                                                     statement has been field by Compel's counsel, Streich
                                                     Lang, and are awaiting Division's response.

                                                3.   Communications Workers of America, Local 9588 -
                                                     charges filed with NLRB with respect to employee
                                                     terminated. No amount of damages has been alleged.
                                                     Jackson, Lewis. Schnitzler & Krupman counsel.

                                                4.   Otis L. Kidd - discrimination charges
                                                     filed by former employee with EEOC and California
                                                     Department of Fair Employment and Housing.
                                                     EEOC filed notice of dismissal in 12/97. Compel
                                                     is represented by Jackson, Lewis, Schnitzler
                                                     & Krupman counsel.

Digital Networks Associates                     No outstanding litigation

Entra Computer Corporation                      Entra v. Robert Miller - Employee was under contract with
                                                Entra and left to work for a customer. Jackson, Lewis Law
                                                Firm, Pittsburgh, PA is the legal firm presently handling.

                                                Entra v. Richard Berg, Richard Moore, Suzan Forrester, former employees who are working for a customer, indirectly through an employment agency. None were under contract, just covenants.

Fortran Corporation                             Fortran vs. Jake's Electric Company - Case #1-98-CV-370 - (a new
                                                agreement has been signed and half the monies owed have been paid to Fortran so far to date)

                                                Fortran vs. State of Maryland - Docket #MSBCA 2608 (appealing protest against EKTS contract award)

                                                Fortran vs. Department of the Army (Protest)

Mahon Communications Corporation                Ruggles Center Case - Mahon is named as a third and/or fourth party defendant in suits by the owner of the project, the Commonwealth of
                                                Massachusetts and several personal injury plaintiffs arising from the construction of the Ruggles Center Department of Motor Vehicles at which
                                                Mahon installed cable.  No damage amounts have been set out in any of the matters.  Davis, Malm & D'Agostine, Boston, MA is legal counsel and the defense is being funded by insurers.

Office Equipment Service Co., Inc.              No outstanding litigation

Professional Computer Solutions, Inc.           No outstanding litigation

Professional Network Services, Inc.             No outstanding litigation

PCM, Inc.                                       Cordell Crane - Illinois Department of Labor - a former
                                                employee has asserted a claim with the Illinois Department of
                                                Labor for unpaid compensation of approximately $57,000. PCM has filed a response, but no action has been taken by the Department.

                                  Schedule 8.18

                            Environmental Compliance


                                      None.

                                Schedule 8.19(a)

                                  Subsidiaries


Name of Subsidiary                                                                      State of Incorporation
------------------                                                                      ----------------------

Aztec LLC........................................................................................Delaware
Bay State Computer Group LLC.....................................................................Delaware
Compel LLC.......................................................................................Delaware
Entra Computer Corp..................................................................................Ohio
Fortran Corp.....................................................................................Maryland
Mahon Communications Corporations...........................................................Massachusetts
Office Equipment Service Co, Inc................................................................Tennessee
Professional Computer Solutions, Inc.............................................................New York
Professional Network Services, Inc............................................................Connecticut
PCM, Inc.........................................................................................Illinois


(Note: Digital Network Associates, Inc. merged with Professional Computer Solutions, Inc.)

                                Schedule 8.19(b)

                           Joint Ventures/Partnerships


                                      None.

                                  Schedule 8.23

               Amendments to Capitalization and Spinoff Documents



                No amendments to the Capitalization Documents or
                             the Spinoff Documents.

                                  Schedule 8.25

                                    Insurance


                     See Attached Certificate of Insurance.

                                  Schedule 10.1

                    Indebtedness of Borrower and Subsidiaries


1. Obligations under the Spinoff Documents including, but not limited to the Techco Liabilities (as defined in the Distribution Agreement) and the obligations under the Tax Allocation Agreement and the Tax Indemnification Agreement.

2. Capital Lease Obligations with respect to equipment leased to Compel LLC and Professional Computer Services, Inc. for which the outstanding principal obligation is approximately $435,000.

3.       Payables to U.S. Office Products of approximately $5 million.

4.       Intercompany Accounts.

5. Obligations of Digital Network Associates, Inc. (which has merged into Professional Computer Solutions, Inc.) under a letter of credit issued by BankBoston for up to $26,000.

6. Obligations of PCM to Deutsche Financial Services Corporation under an Agreement from Wholesale Financing.

7.       Various car leases for all entities.

8.       Indebtedness disclosed in financials.

9. Obligations with respect to the Borrower's Guaranty to Deutsche Financial Services Corporation in connection with PCM, Inc.'s wholesale financing arrangement.

                                  Schedule 10.2

                       Liens of Borrower and Subsidiaries


1.       See attached UCC Existing Lien Report.

2.       Liens with respect to financed motor vehicles for all entities.

                                  Schedule 10.3

                    Investments of Borrower and Subsidiaries



1.       Investments in subsidiaries.